CODE OF ETHICS AND POLICY STATEMENT ON INSIDER TRADING

                        PACIFIC FINANCIAL RESEARCH, INC.

                               CLIPPER FUND, INC.

                   AMENDED AND RESTATED AS OF OCTOBER 1, 2004


I. PERSONAL SECURITIES TRANSACTION POLICY


     A. PREAMBLE

     Pacific Financial Research, Inc. ("PFR") serves as the investment adviser to Clipper Fund, Inc. (the "Fund") and various separately managed accounts (together with the Fund, the "Advisory Clients"). 1 This Code of Ethics (the "Code") is being adopted by the Fund and PFR in compliance with the requirements of Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and Sections 204A and 206 of the Investment Advisers Act of 1940, as amended (the "Advisers Act"), specifically Rule 204A-1 thereunder, to effectuate the purposes and objectives of those provisions. These provisions make it unlawful for Access Persons (defined below), including any employee, officer or director of either the Fund or PFR, in connection with the purchase or sale by such person of a security held or to be acquired by an Advisory Client: 2


     1.   To employ a device, scheme or artifice to defraud the Advisory Client;

     2. To make to the Advisory Client any untrue statement of a material fact or omit to state to the Advisory Client a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading;

     3. To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon the Advisory Client; or

     4.   To engage in a manipulative practice with respect to the Advisory
          Client.

     This Code is predicated on the principle that PFR owes a fiduciary duty to its Advisory Clients. As a fiduciary, PFR, at all times, must serve in its Advisory Clients' best interests and comply with all applicable provisions of the federal securities laws. 3 In this
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1 PFR also serves as sub-adviser to several open-end investment companies, each of which is also an Advisory Client.

2 A security is deemed to be "held or to be acquired" if within the most recent fifteen (15) days it (i) is or has been held by an Advisory Client, or (ii) is being or has been considered by PFR for purchase by the Advisory Client.

3 "Federal securities laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, and any rules adopted by the U.S. Securities and Exchange Commission under any of these statutes, the Bank Secrecy Act as it applies to mutual funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

connection, PFR's employees must avoid activities, interests, and relationships that run contrary to the best interests of Advisory Clients, whether as a result of a possible conflict of interest, the improper use of confidential information, diversion of an investment opportunity, or other impropriety with respect to dealing with or acting on behalf of an Advisory Client. Although no written code can take the place of personal integrity, the following, in addition to common sense and sound judgment, should serve as a guide to the minimum standards of proper conduct.

     B.   DEFINITIONS

"ACCESS PERSON" means any director, officer, employee, or Advisory Person (as defined below) of the Fund or of PFR, their spouses or their immediate families. 4 A list of Access Persons is set forth in Exhibit G, attached.

"ADVISORY PERSON" means any director, officer, or employee of the Fund or of PFR (or of any company in a control 5 relationship to the Fund or PFR) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of Covered Securities by an Advisory Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales. In addition, Advisory Person means any natural person in a control relationship to the Fund or PFR who obtains information concerning recommendations made to an Advisory Client with regard to the purchase or sale of Covered Securities. 6


"AUTOMATIC INVESTMENT PLAN" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

A security is "BEING CONSIDERED FOR PURCHASE OR SALE" or is "BEING PURCHASED OR SOLD" when a recommendation to purchase or sell the security has been made and communicated, which includes when an Advisory Client has a pending "buy" or "sell" order with respect to a security, and, with respect to the person making the recommendation, when such person
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4 Immediate family includes your spouse, children and/or stepchildren and other relatives who live with you if you contribute to their financial support.

5 For purposes of this Code, "control" has the same meaning as it does under
Section 2(a)(9) of the Investment Company Act.

6 PFR is a wholly owned subsidiary of Old Mutual (US) Holdings, Inc. ("Old Mutual"). Accordingly, Old Mutual is in a control relationship to PFR. This notwithstanding, under the organizational structure of Old Mutual, PFR maintains separate offices, independent operations and autonomy when making investment decisions. In this regard, officers, directors, or employees of Old Mutual do not, in connection with their regular functions or duties, make, participate in, or obtain information regarding, the purchase or sale of Covered Securities by an Advisory Client, nor do their functions relate to the making of any recommendations with respect to such purchases or sales, nor do they obtain knowledge concerning recommendations made to any Advisory Client with regard to the purchase or sale of Covered Securities. In view of these circumstances, officers, directors, or employees of Old Mutual are neither ACCESS PERSONS nor ADVISORY PERSONS as defined in this Code.

seriously considers making such a recommendation. "Purchase or sale of a security" includes the writing, purchasing or selling of an option to purchase or sell a security.

"BENEFICIAL OWNERSHIP" shall be as defined in, and interpreted in the same manner as it would be in determining whether a person is subject to the provisions of, Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder which, generally speaking, encompass those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the security. A person is normally regarded as the beneficial owner of securities held in the name of his or her spouse or minor children living in his or her household.

"CHIEF COMPLIANCE OFFICER" is the person responsible for, among other things, the development of the supervisory procedures for the prevention and detection of insider trading and the reporting and certification requirements set forth in this Code. PFR's Chief Compliance Officer is its Corporate Counsel, who also serves as the Fund's Chief Compliance Officer, subject to the continuing approval of the Fund's Board of Directors (the "Board").

"COVERED SECURITY" means a security as defined in Section 202(a)(18) of the Advisers Act and Section 2(a)(36) of the Investment Company Act, except that it DOES NOT include: (i) direct obligations of the Government of the United States;
(ii) bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (maturity of less than 366 days at issuance and rated in one of the two highest rating categories by a nationally recognized statistical rating organization), and repurchase agreements; (iii) shares issued by money market funds; and (iv) shares issued by open-end funds other than REPORTABLE FUNDS. Any question as to whether a particular investment constitutes a "security" should be referred to the Chief Compliance Officer.

A security is "ELIGIBLE FOR PURCHASE" by an Advisory Client if its market capitalization, at the time of purchase, is $5 billion or greater.

"EMPLOYEE-RELATED ACCOUNT" means an account for any of the following persons:
(i) the employee, (ii) the employee's spouse, (iii) the employee's minor child or children, (iv) any other relative of the employee or the employee's spouse sharing the same home as the employee, and (v) an entity or individual for whom/which the employee acts as general partner / managing member, trustee, executor or agent.

"FUND" means Clipper Fund, Inc., an open-end investment company registered under the Investment Company Act.

"INDEPENDENT DIRECTOR" means a director of the Fund who is not affiliated with PFR and who does not otherwise meet the definition of "interested person" under
Section 2(a)(19) of the Investment Company Act.

"REPORTABLE FUND" means any open-end fund for which PFR serves as an investment adviser as defined in Section 2(a)(20) of the Investment Company Act or any open-end fund whose investment adviser or principal underwriter controls PFR, is controlled by PFR, or is under common control with PFR.

     C.   PROHIBITED TRANSACTIONS

     1.   No ACCESS PERSON shall:

          (a) engage in any act, practice or course of conduct, which would violate the provisions of Rules 17j-1 and 204A-1 set forth above;

          (b) purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale:

               (1) is being considered for purchase or sale for Advisory Clients, or

               (2)  is being purchased or sold for Advisory Clients; or

          (c) disclose to other persons the portfolio holdings of Advisory Clients, except for the following disclosures: 7

               (1) to persons providing services to Advisory Clients who have a need to know such information in order to fulfill their obligations to Advisory Clients, such as administrators, custodians, and consultants;

               (2) in connection with periodic reports that are available to shareholders and the public; 8

               (3) with respect to the Fund, to mutual fund rating or statistical agencies or persons performing similar functions provided that such information has been made publicly available; 9

               (4) pursuant to a regulatory request or as otherwise required by law; or

               (5)  to persons approved in writing by the Chief Compliance
                    Officer.
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7 PFR recognizes that this prohibition is rooted in the fiduciary principle that information concerning the identity of security holdings and financial circumstances of its Advisory Clients is confidential.

8  This would include any report made available on the Fund's website.

9 The Fund's portfolio holdings are considered to be publicly disclosed: ( i) upon the disclosure of the portfolio holdings in a publicly available, routine filing with the Securities and Exchange Commission ("SEC") that is required to include the information, (ii) the day after the Fund makes such information available on its website, or (iii) at such additional times and on such additional basis as determined by the SEC or its staff.

     2.   No ACCESS PERSON SHALL:

          (a) accept any gift, service, or other gratuity (other than those having a value of not more than $100 per annum per entity) from any person or entity that does business with or on behalf of PFR or that is seeking to conduct business with or on behalf of PFR. However, Access Persons may accept an invitation to a business entertainment event such as dinner or a sporting event, of reasonable value, as long as such attendance is neither so frequent nor so extensive as to raise any question of propriety, and the person or entity providing the entertainment is present; similarly, Access Persons should not offer gifts, favors, entertainment or other things of value that could be viewed as extravagant, overly generous, aimed at influencing decision-making or making an Advisory Client feel beholden to the firm or the Access Person.

               The Chief Compliance Officer shall maintain a log of gifts received and business entertainment events attended (including lunches, dinners, cocktail parties, etc.) (Exhibit A attached). It is each employee's responsibility to inform the Chief Compliance Officer (or her designee) prior to attending any such event, when practicable; if not, promptly thereafter. The log shall set forth the following information: (i) the date of the event, (ii) the nature of the event, (iii) the entity sponsoring or paying for the event, and (iv) except for industry conferences sponsored by entities that do business with or on behalf of PFR, the approximate value thereof (per person).

               In connection with attending conferences sponsored by entities that do business with or on behalf of PFR, employees need not separately report entertainment provided as part of such conferences so long as such entertainment is available to all conference participants. Employees need only report the date(s) of the conference and the sponsoring entity for purposes of the above-referenced event log.

          (b) acquire any securities in an initial public offering, in order to preclude any possibility of such person profiting from his or her position with PFR.

          (c) purchase any securities in a private placement, without prior approval of the Chief Compliance Officer. Any person authorized to purchase securities in a private placement shall disclose that investment when such person plays a part in any subsequent consideration of an investment in the issuer. In such circumstances, PFR's decision to purchase securities of the issuer shall be subject to independent review by investment personnel with no personal interest in the issuer.

          (d) profit in the purchase and sale, or sale and purchase, of the same (or equivalent) Covered Securities within sixty (60) calendar days. Trades made in violation of this prohibition should be unwound, if possible. Otherwise, any profits realized on such short-term trades shall be subject to disgorgement to a charity specified by such Access Person, with the exception of trades in shares of the Fund, in which case any profits realized shall be subject to disgorgement to the Fund.

          (e)  trade opposite of PFR recommendations for Advisory Clients.

          (f) "front-run" any Advisory Client, which is a practice generally understood to be employees personally trading ahead of or in anticipation of client orders.

          (g) serve on the board of directors of any publicly traded company absent prior determination by the Boards of Directors of both PFR and the Fund that such board service would not be inconsistent with the interests of the Fund, its shareholders, or any other Advisory Client.

D. EXEMPTED TRANSACTIONS

The prohibitions of Subparagraphs C.1.(b) and C.2.(d) shall not apply to:

1. purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

2. purchases or sales which are non-volitional on the part of the Access Person or an Advisory Client, as applicable;

3.   transactions which are part of an Automatic Investment Plan;

4. purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

5. purchases or sales of securities which are not eligible for purchase by Advisory Clients and which are not related economically to securities purchased, sold or held by Advisory Clients; provided, however, that the provisions of Subparagraph C.2.(d) SHALL APPLY to purchases or sales of shares of the Fund; in addition, the provisions of Subparagraphs C.1.(b) and C.2.(d) SHALL APPLY to any Covered Security which, at the time purchased for Advisory Clients, had a market capitalization of $5 billion or greater, but due to a subsequent price decline, is currently under the $5 billion threshold;

6. purchases or sales of Covered Securities that resulted from a rebalance of an Advisory Client's account and not as a result of block trade; 10 and

7. transactions which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to any Advisory Client and which are otherwise in accordance with Rules 17j-1 and 204A-1; as determined by the Chief Compliance Officer taking into consideration the nature of the security, the amount and nature of transactions by any Advisory Client(s), the proposed amount and nature of the transactions by the Access Person, the current and normal market activity in the subject security, and such other factors as are relevant to such determinations. Such exemption determinations may be made by standing order of the Chief Compliance Officer or on a case-by-case basis as the circumstances require. Any such exemption determination must be memorialized in writing.

E.   COMPLIANCE PROCEDURES

1. Pre-clearance. All Access Persons shall receive prior written approval 11 from the Chief Compliance Officer before purchasing or selling Covered Securities. 12 Prior to approval of a transaction by the Chief Compliance Officer, one of the two members of the Investment Staff assigned to the relevant industry/sector shall indicate whether the security is being considered for purchase or sale for any Advisory Clients. 13 Pre-clearance approval for Covered Securities shall be made on the form attached as Exhibit B - 1 and shall indicate the time of signature of the authorizing individual (i.e., the Chief Compliance Officer or, in her absence, the Chief Operations Officer, or, in the absence of both the Chief Compliance Officer and the Chief Operations Officer, the member of the Investment Staff responsible for overseeing PFR's Trading department).

     In connection with Reportable Funds, pre-clearance approval shall be made on the form attached as Exhibit B - 2, and only requires approval by one authorizing individual.

     In all cases, pre-clearance approval is only effective on the day in which the approval is granted.
----------

10 Such rebalances result from unsolicited instructions from Advisory Clients about which the Access Person neither knew nor had reason to know, e.g., a deposit or withdrawal that is not of a regular nature.

11 In the event that the Access Person requesting pre-clearance is out of the office, telephonic approval is permissible provided that any such approval is documented in writing upon the Access Person's return to the office.

12 The Chief Compliance Officer shall not pre-clear or approve any transactions in which she has a beneficial interest, but rather shall seek pre-clearance or approval of such transaction by the President of PFR.

13 The Investment Staff comprises all seven of PFR's principals.

     However, purchases or sales of Covered Securities which, pursuant to Subparagraph D.5., are not eligible for purchase or sale by Advisory Clients, do not require pre-clearance (such transactions, however, remain subject to all reporting requirements discussed below).

2. Reporting Requirements. In order to provide PFR with information to enable it to determine with reasonable assurance any indications of scalping, 14 front-running, or the appearance of a conflict of interest with the trading by PFR Advisory Clients, all Access Persons shall submit the following reports in the forms attached hereto to the Chief Compliance Officer showing all transactions in Covered Securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership.

     (a) Disclosure of Personal Holdings. All Access Persons shall disclose to the Chief Compliance Officer all holdings in Covered Securities within 10 days of becoming an Access Person (which must be current as of a date not more than 45 days before the report is submitted) (the "Initial Report") 15 and thereafter no later than each January 30th (which must be current as of a date not more than 45 days before submitting the report) (the "Annual Report"). Such reports shall be made on the forms attached as Exhibit C and Exhibit D, respectively, and shall include:

          (1) The title, number of shares and principal amount of each Covered Security in which the Access Person has any direct or indirect beneficial ownership;

          (2) The name of any broker, dealer or bank with whom the Access Person maintains an account in which securities are held for the direct or indirect benefit of the Access Person; and

          (3)  The date that the report is submitted by the Access Person.

     (b)  Quarterly Reporting Requirements. Except as provided in Subparagraphs
          E.3. and E.7. of this Section, Access Persons shall report transactions in any Covered Security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security. Reports required to be made under this Subparagraph shall be made not later than 30 days after the end of the calendar quarter in which the transaction to which the
---------

14 Scalping occurs when an employee purchases securities for clients for the sole purpose of increasing the value of the same securities held in such employee's personal accounts.

15 The Initial Report of Personal Holdings (Exhibit C hereto) shall include such Access Person's initial certification that they have received, read, and understood the Code and that they agree to comply with the terms thereof.

          report relates was effected and shall contain the following information: 16

          (1) The date of the transaction, the title and the number of shares, and the principal amount of each security involved;

          (2) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

          (3)  The price at which the transaction was effected;

          (4) The name of the broker, dealer or bank with or through whom the transaction was effected; and

          (5)  The date that the report is submitted by the Access Person.

     With respect to any account established by the Access Person in which any Covered Securities were held during the quarter for the direct or indirect benefit of the Access Person:

          (1) The name of the broker, dealer or bank with whom the Access Person established the account;

          (2)  The date that the account was established; and

          (3)  The date that the report is submitted by the Access Person.

     Reports made under this Subparagraph shall be accompanied by the form attached hereto as Exhibit E.

     Employees are reminded that they must also report transactions by members of their immediate family including spouse, children and other members of the household in accounts over which the employee has a direct or indirect influence or control.

3. Each INDEPENDENT DIRECTOR of the Fund need only report a transaction in a Covered Security if such Director, at the time of the transaction knew, or, in the ordinary course of fulfilling his official duties as a Director, should have known that, during the 15-day period immediately preceding or after the date of the transaction by the Director, such security is or was purchased or sold by the Fund or is or was being considered for purchase or sale by the Fund; provided, however, that this Subparagraph shall not apply to transactions in shares of the Fund.
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16 All Access Persons shall be required to submit a report for all periods, including those periods in which no securities transactions were effected (i.e., negative reporting).

4. Access Persons shall direct their broker-dealers to send to the Chief Compliance Officer duplicate broker trade confirmations and account statements which shall be received, at a minimum, no later than 30 days after the end of each calendar quarter. A form brokerage letter is attached to this policy as Exhibit F.

5. The Chief Compliance Officer shall notify each Access Person that he or she is subject to these reporting requirements, and shall provide Access Persons with any amendments to the Code. 17

6. Reports submitted to the Chief Compliance Officer pursuant to this Code shall be confidential and shall be provided only to the Directors of the Fund, Fund counsel, the U.S. Securities and Exchange Commission or other regulatory bodies, and other third parties pursuant to applicable law.

7. Exceptions from Reporting Requirements. Access Persons need not make a report under this Section with respect to (i) transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control, and (ii) transactions effected pursuant to an Automatic Investment Plan.

8. Certification of Compliance with Code of Ethics. Every Access Person shall certify annually that:

     (a) He or she has read and understand the Code and recognizes that he or she is subject thereto;

     (b)  He or she has complied with the requirements of the Code; and

     (c) He or she has reported all personal securities transactions required to be reported pursuant to the requirements of the Code.

     This certification shall be contained in the Annual Report of Personal Holdings described in Subparagraph E.2.(a) of this Section (Exhibit D hereto).

F. IMPLEMENTATION; REVIEW; SANCTIONS

1. Implementation and Review. The Chief Compliance Officer will have primary responsibility for enforcing the Code. Access Persons are required to promptly report any violations of the Code to the Chief Compliance Officer. Enforcement of the Code includes reviewing the transaction reports
---------

17 In connection with the adoption of this revised Code, each Access Person, other than the Independent Directors, shall certify in writing within 15 calendar days of its adoption, that they have received, read, and understood the revised Code and that they agree to comply with the terms thereof. Similarly, with respect to any subsequent amendments to the Code, Access Persons will be required to execute corresponding certifications.

          and assessing whether Access Persons followed all required internal procedures (e.g., pre-clearance). In this connection, the Chief Compliance Officer (or her designee) periodically will compare reports of personal securities transactions with completed and contemplated Advisory Client transactions to determine whether noncompliance with the Code or other applicable trading procedures may have occurred. Access Persons should note that technical compliance with the Code's procedures does not automatically insulate from scrutiny trades which show a pattern of abuse of an Access Person's fiduciary duties to all Advisory Clients.

     2. Sanctions. If a violation of this Code occurs or a preliminary determination is made that a violation may have occurred, a report of the alleged violation shall be made to the Fund's Board and to PFR's Compliance Oversight Committee. Sanctions for violation of the Code may include any or all of the following: (a) a letter of censure, (b) temporary or permanent suspension of trading for any Employee-Related Account, (c) disgorgement of profit to a charity specified by the Access Person, (d) a monetary fine, and/or (e) any other sanction deemed appropriate by the Fund's Board and PFR's Compliance Oversight Committee.

     G.   REPORTS TO THE BOARD OF DIRECTORS

     1. On a QUARTERLY BASIS, the Chief Compliance Officer shall report to the Board all apparent violations of this Code and the reporting requirements thereunder. The Board shall consider reports made to the Board hereunder and shall determine whether or not the sanctions imposed, if any, were reasonable under the circumstances.

     2. On an ANNUAL BASIS, the Chief Compliance Officer shall prepare a report relating to this Code for the Board and such report shall:

          (a) Summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;

          (b) Identify any recommended changes in the existing restrictions or procedures based upon the Fund's experience under its Code, evolving industry practices or developments in applicable laws or regulations; and

          (c) Certify that the Fund has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

     3. Upon discovering a violation of the Code of Ethics, the Board of Directors may impose such sanctions as they deem appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

     H.   RETENTION OF RECORDS

     This Code of Ethics; a list of all persons required to make reports and review reports hereunder from time to time, as shall be updated by the Chief Compliance Officer; a copy of each report made by an Access Person hereunder; each memorandum made by the Chief Compliance Officer hereunder and a record of any violation hereof and any action taken as a result of such violation; and all other records required under Rules 17j-1 and 204A-1 shall be maintained by PFR and the Fund as required under those provisions.


II. POLICY STATEMENT ON INSIDER TRADING


     A.   INTRODUCTION

     Section 204A of the Advisers Act requires every investment adviser to establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser's business, to prevent the misuse of material, nonpublic information by such investment adviser or any person associated with such investment adviser. In accordance with Section 204A, PFR has instituted procedures to prevent the misuse of nonpublic information.

     Although "insider trading" is not defined in securities laws, it is generally thought to be described as trading either personally or on behalf of others on the basis of material non-public information or communicating material non-public information to others in violation of the law. In the past, securities laws have been interpreted to prohibit the following activities:

     o Trading by an insider while in possession of material non-public information; or

     o Trading by a non-insider while in possession of material non-public information, where the information was disclosed to the non-insider in violation of an insider's duty to keep it confidential; or

     o Communicating material non-public information to others in breach of a fiduciary duty.

PFR's Insider Trading Policy applies to all of its employees. Any questions should be directed to the Chief Compliance Officer.

     B. WHOM DOES THE POLICY COVER?

     This policy covers all of PFR's employees ("Covered Persons") as well as any transactions in any securities participated in by family members, trusts or corporations directly or indirectly controlled by such persons. In addition, the policy applies to transactions engaged in by any corporation in which the Covered Person is an officer, director or 10% or greater stockholder and any partnership of which the Covered Person is a partner unless the Covered Person has no direct or indirect control over the partnership.

     C. WHAT INFORMATION IS MATERIAL?

     Individuals may not be held liable for trading on inside information unless the information is material. "Material information" is generally defined as information for which there is a substantial likelihood that an investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities.

     Advance knowledge of the following types of information is generally regarded as "material":

     o    Dividend or earnings announcements

     o    Write-downs or write-offs of assets

     o    Additions to reserves for bad debts or contingent liabilities

     o    Expansion or curtailment of company or major division operations

     o    Merger or joint venture announcements

     o    New product/service announcements

     o    Discovery or research developments

     o    Criminal, civil and government investigations and indictments

     o    Pending labor disputes

     o    Debt service or liquidity problems

     o    Bankruptcy or insolvency problems

     o    Tender offers, stock repurchase plans, etc.

     o    Recapitalization

     Information provided by a company could be material because of its expected effect on a particular class of a company's securities, all of the company's securities, the securities of another company, or the securities of several companies. The misuse of material non-public information applies to all types of securities, including equity, debt, commercial paper, government securities and options.

     Material information does not have to relate to a company's business. For example, material information about the contents of an upcoming newspaper column may affect the price of a security, and therefore be considered material.

     D.   WHAT INFORMATION IS NON-PUBLIC?

     In order for issues concerning insider trading to arise, information must not only be material, but also non-public. "Non-public" information generally means information that has not been available to the investing public.

     Once material, non-public information has been effectively distributed to the investing public, it is no longer classified as material, non-public information. However, the distribution of non-public information must occur through commonly recognized channels for the classification to change (e.g., Reuters, The Wall Street Journal or other publications of general circulation). In addition, the information must not only be publicly disclosed, there must be adequate time for the public to receive and digest the information. Lastly, non-public information does not change to public information solely by SELECTIVE DISSEMINATION.

     PFR's employees must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving material, non-public information. Whether the "tip" made to the employee makes him/her a "tippee" depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure.

     The "benefit" is not limited to a present or future monetary gain; it could be a reputational benefit or an expectation of a quid pro quo from the recipient by a gift of the information. Employees may also become insiders or tippees if they obtain material, non-public information by happenstance, at social gatherings, by overhearing conversations, etc.

     E.   PENALTIES FOR TRADING ON INSIDER INFORMATION

     Severe penalties exist for firms and individuals that engage in the act of insider trading, including civil injunctions, treble damages, disgorgement of profits and jail sentences. Further, fines for individuals and firms found guilty of insider trading are levied in amounts up to three times the profit gained or loss avoided, and up to the greater of $1,000,000 or three times the profit gained or loss avoided, respectively.

     F. PROCEDURES TO FOLLOW IF AN EMPLOYEE BELIEVES THAT HE/SHE POSSESSES MATERIAL, NON-PUBLIC INFORMATION

     If an employee has questions as to whether they are in possession of material, non-public information, they must inform the Chief Compliance Officer and Chief Executive Officer as soon as possible. From this point, the employee, Chief Compliance Officer and Chief Executive Officer (or his designee) will conduct research to determine if the information is likely to be considered important to investors in making investment decisions, and whether the information has been publicly disseminated.

      Given the severe penalties imposed on individuals and firms engaging in insider trading, employees:

          o Shall not trade the securities of any company in which they are deemed insiders who may possess material, non-public information about the company.

          o Shall not engage in securities transactions of any company, except in accordance with PFR's Personal Securities Transaction Policy and the securities laws.

          o Shall submit personal security trading reports in accordance with the Personal Security Transaction Policy.

          o Shall not discuss any potentially material, non-public information with colleagues, except as specifically required by their positions.

          o Shall immediately report the potential receipt of non-public information to the Chief Compliance Officer and Chief Executive Officer (or his designee).

          o Shall not proceed with any research, trading, etc. until the Chief Compliance Officer and Chief Executive Officer (or his designee) inform the employee of the appropriate course of action.

INITIAL ADOPTION:     JULY 12, 2000
AMENDED AND RESTATED: MARCH 26, 2004 [EFFECTIVE AS OF APRIL 1, 2004] AMENDED AND RESTATED: OCTOBER 1, 2004

GIFT & ENTERTAINMENT LOG



                                DESCRIPTION OF GIFT/EVENT:
        EMPLOYEE NAME           WHAT, WHERE, FROM WHOM, ETC.              VALUE       ESTIMATED OR ACTUAL?             DATE
=============================== ==================================== =============== ======================== =====================
=============================== ==================================== =============== ======================== =====================
=============================== ==================================== =============== ======================== =====================

=============================== ==================================== =============== ======================== =====================
=============================== ==================================== =============== ======================== =====================

=============================== ==================================== =============== ======================== =====================
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=============================== ==================================== =============== ======================== =====================

                      PERSONAL TRADING PRE-CLEARANCE FORM


This pre-clearance form documents that the proposed transaction is not a conflicting transaction. Pre-clearance must be granted prior to placing a trade, and is only good for the day of the approval.



1. Buy _______________ Sell _______________

2. Security ___________________________________________________

3. Common Stock _________ Option _________ Debt __________ Other ______________

4. Symbol ________________________

5. Number of Shares/Contracts/Principal Amount _____________________

6. Brokerage Account Number _____________________ Broker / Custodian ______________________

By signing below, the individual verifies that he or she has no inside information or other actual knowledge pertaining to the proposed transaction that constitutes a violation of the Code of Ethics or the federal securities laws.


Print Name: ____________________________________________________



Signature: ____________________________________________  Date ______________

By signing below, one of the two members of the Investment Staff assigned to the relevant industry/sector verifies that the proposed transaction is not, as of the date of such proposed transaction, being purchased or sold or being considered for purchase or sale for any Advisory Clients.

Print Name: ____________________________________________________



Signature: ____________________________________________  Date ______________

The signature of the Chief Compliance Officer (or her designee) below indicates that the proposed transaction has been approved in reliance on the representations made herein.




Signature: ____________________________________________  Date ______________
           Leora R. Weiner (or her designee)

Time: __________________ a.m. / p.m.

                       PERSONAL TRADING PRE-CLEARANCE FORM
                                REPORTABLE FUNDS



This pre-clearance form documents that the proposed transaction is not a conflicting transaction. Pre-clearance must be granted prior to placing a trade, and is only good for the day of the approval.




1.       Buy _______________ Sell _______________

2.       Fund ___________________________________________________

3.       Symbol ________________________

4.       Number of Shares/Contracts/Principal Amount _____________________

5.       If NOT held direct:

         Brokerage Account Number _____________________ Broker / Custodian _________________________________

By signing below, the individual verifies that he or she has no inside information or other actual knowledge pertaining to the proposed transaction that constitutes a violation of the Code of Ethics or the federal securities laws.



Print Name: ____________________________________________________



Signature: ____________________________________________  Date ______________


The signature of the Chief Compliance Officer (or her designee) below indicates that the proposed transaction has been approved in reliance on the representations made herein.


Signature: ____________________________________________  Date ______________
           Leora R. Weiner (or her designee)



NOTE: For purposes of purchases/sales of affiliated fund shares, if your account is held at the Transfer Agent, the preclearance date is the date that you SEND your order to BFDS.

                             INITIAL HOLDINGS REPORT


Date of Employment: __________________________________ (month/day/year)

The following is a list of current holdings (and all accounts in which securities were held for my direct or indirect benefit) as of a date not more than 45 days prior to the date I became an employee of PFR. Please note that ALL accounts must be listed (including accounts holding "Non-Covered Securities").

IF YOU HAVE NO HOLDINGS, WRITE "NONE." SIMILARLY, IF YOU HAVE NO BROKERAGE AND/OR CUSTODIAL ACCOUNTS, WRITE "NONE." In lieu of completing the schedule below, you may attach copies of brokerage / custodial statements if such statements contain all information required by paragraph E.2(a) of Section I of the Code.

              SECURITY              TYPE         TICKER/CUSIP            SHARES       PRINCIPAL AMOUNT           BROKER / CUSTODIAN
                                                                                                                 ACCOUNT NUMBER(S)
 ============================ =================== =================== ================ ======================== ====================

============================ =================== =================== ================ ======================== =====================
============================ =================== =================== ================ ======================== =====================

============================ =================== =================== ================ ======================== =====================
============================ =================== =================== ================ ======================== =====================

============================ =================== =================== ================ ======================== =====================
============================ =================== =================== ================ ======================== =====================

============================ =================== =================== ================ ======================== =====================
============================ =================== =================== ================ ======================== =====================

============================ =================== =================== ================ ======================== =====================

This report (i) excludes holdings with respect to securities held in accounts over which I have no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.


INITIAL CERTIFICATION


In connection with the Code of Ethics for Clipper Fund, Inc. and Pacific Financial Research, Inc., amended and restated as of October 1, 2004, I certify as follows:

1. I have received a copy of the Code;

2. I have read and understand all provisions of the Code; and

3. I agree to comply with the terms of the Code.

Date: _____________                 Signature:  ______________________________

                                    Print Name: ______________________________

                             ANNUAL HOLDINGS REPORT

Initial / complete as appropriate:

__________ The brokerage / custodial statements provided to the Chief Compliance Officer throughout this year list all current holdings, as of date which is no more than 45 days prior to the submission date of this Report.

OR

__________ The attached schedule is a list of current holdings, as of date which is no more than 45 days prior to the submission date of this Report.

AND

Set forth below are all accounts in which securities were held for my direct or indirect benefit during the reporting period.

IF YOU HAVE NO BROKERAGE AND/OR CUSTODIAL ACCOUNTS, WRITE "NONE."

================================================== =========================================== ================================
NAME OF BROKER, DEALER OR BANK                     BENEFICIAL OWNER(S) OF ACCOUNT              ACCOUNT NUMBER
================================================== =========================================== ================================
================================================== =========================================== ================================

================================================== =========================================== ================================
================================================== =========================================== ================================

================================================== =========================================== ================================
================================================== =========================================== ================================

================================================== =========================================== ================================

Please note that ALL accounts must be listed (including accounts holding "Non-Covered Securities").

This report (i) excludes holdings with respect to securities held in accounts over which I have no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.


ANNUAL CERTIFICATION


1. I have read and understand the Code of Ethics and recognize that I am subject thereto.

2. I hereby certify that, during the year ended December 31, 20 , I have complied with the requirements of the Code and I have reported all securities transactions and gifts received required to be reported pursuant thereto.


Date: _____________                 Signature:  ______________________________

                                    Print Name: ______________________________

                     QUARTERLY SECURITIES TRANSACTION REPORT



For the Calendar Quarter Ended: ____________________  (month/day/year)

Initial / complete as appropriate:

___________ During the above-referenced calendar quarter, the brokerage / custodial statements that have been provided to the Chief Compliance Officer list all transactions effected in securities of which I had or may be deemed to have had, or by reason of such transaction acquired, a direct or indirect Beneficial Ownership, and which are required to be reported pursuant to the Code of Ethics.

OR

__________ I have effected no transactions in Covered Securities during the above-referenced calendar quarter.

AND

During the above-referenced calendar quarter, I have established on the dates indicated the following accounts in which securities were held during the quarter for my direct or indirect benefit. IF NONE WERE OPENED, WRITE "NONE."


============================================= ==================================== ================== =========================
BROKER, DEALER OR BANK THROUGH WHOM EFFECTED  BENEFICIAL OWNER(S) OF ACCOUNT       ACCOUNT NUMBER     DATE ACCOUNT OPENED
============================================= ==================================== ================== =========================
============================================= ==================================== ================== =========================

============================================= ==================================== ================== =========================
============================================= ==================================== ================== =========================

============================================= ==================================== ================== =========================
============================================= ==================================== ================== =========================

============================================= ==================================== ================== =========================

Please note that ALL accounts must be listed (including accounts holding "Non-Covered Securities").

This report (i) excludes holdings with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

Date: _____________                 Signature:  ______________________________

                                    Print Name: ______________________________

                           SAMPLE OF BROKERAGE LETTER


(DATE)


(NAME OF CUSTODIAN)
(ADDRESS)
(CITY, STATE ZIP)


Re:  Account No. ________________________________


     Account Name(s) ____________________________


Dear (NAME),

As of (DATE), please send to the person indicated below a duplicate confirmation of each transaction in the above named account and monthly brokerage account statements for the above named account.

Please mail the confirmations and account statements to:

              Pacific Financial Research, Inc.
              Attn: Leora R. Weiner, Esq.
              Chief Compliance Officer
              9601 Wilshire Blvd., Suite 800
              Beverly Hills, CA 90210


If you have any questions or concerns, please feel free to give me a call at
(310) 247-3939. Thank you for your immediate attention to this matter.

Sincerely,



(Name)


cc: Leora R. Weiner